EXHIBIT 32

     CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Forsyth Bancshares, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy
M. Perry, Chief Executive Officer of the Company, and I, Timothy D. Foreman, Chief Financial officer of the Company, certify, pursuant to 18 U.S.C. 1350,
as  adopted  pursuant  to   906  of  the  Sarbanes-Oxley  Act  of  2003,  that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                   /s/ Timothy M. Perry
                                   --------------------------------------
                                   Timothy M. Perry, President and C.E.O.
                                   (Principal Executive Officer)



                                   /s/ Timothy D. Foreman
                                   --------------------------------------
                                   Timothy D. Foreman, C.F.O.
                                   (Principal Financial and Accounting Officer)


August 12, 2005